September 12, 2007

LQD Adrenalina, LLC.
20855 NE 16TH Ave.
Suite #C-16
Miami, FL 33179

Attention:     Jeffrey Geller, President

Gentlemen:

This Amendment No. 1, dated September 12, 2007 (this “Amendment”) to the Letter Agreement dated June 27, 2007 (the “Letter Agreement”), by and between LQD ADRENALINA, LLC. (“the Company”) and GILFORD SECURITIES INCORPORATED (“Gilford”) hereby amends and supplements solely to the extent provided herein, the Letter Agreement as follows:

1.	The last sentence in the first paragraph of the Letter Agreement is hereby amended to reflect the newly agreed upon terms:

The Company will compensate Gilford with shares of the new public company in lieu of cash.  As such, Gilford will be issued 353,000 shares or 1.8146% of the total shares outstanding whichever is greater simultaneously with the closing of the merger.

The Company agrees that, for a period of seven (7) years from the date of the closing of the merger transaction  (the “Closing”), if the Company intends to file a Registration Statement or Statements for the public sale of securities for cash (other than a Form S-8, S-4 or comparable Registration Statement), it will notify all of the holders of the Warrants and/or underlying securities and if so requested it will include therein material to permit a public offering of the securities underlying said Warrants at the expense of the Company (excluding fees and expenses of the holder’s counsel and any underwriting or selling commissions).  In addition, for a period of five (5) years from Closing, upon the written demand of holder(s) representing a majority of the Gilford shares, the Company agrees, on one occasion, commencing 9 months after the Closing, to promptly register the underlying securities at the expense of the Company (excluding fees and expenses of the holder’s counsel and any underwriting or selling commissions).  In addition, for a period of five (5) years from such date, upon the written demand of any holder, the Company agrees to promptly register the underlying securities at the expense of such holder.

Other than the amendments and supplements expressly set fort in this Amendment, no other changes to the Letter Agreement have been made.

The parties hereto have entered into this Amendment as of the date first appearing above.

Very truly yours,

GILFORD SECURITIES INCORPORATED

		By:	/s/ Robert A. Maley
Name:
Title:

CONFIRMED AND AGREED:

LQD ADRENALINA, LLC.

By:	/s/ Jeffrey Geller
Name:
Title: